UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 30, 2019

US Nuclear Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54617	45-4535739
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

7051 Eton Avenue

Canoga Park, CA 91303

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(818) 883-7043

(ISSUER TELEPHONE NUMBER)

 N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Richard Landry, 24, Chief Operating Officer

On February 27, 2019, US Nuclear Corp., Delaware corporation (the “Company”) appointed Richard Landry as Chief Operating Officer, Director of Investor Relations, and Business Development Consultant. Mr. Landry began his career in the financial world as a proprietary trader while in college; majoring in Mathematics and Applied Physics. Through an investment banking internship, Mr. Landry furthered his experience in Finance, which eventually lead him to vSource 1 Capital, where he spear-headed the business development, marketing and assisted in structuring capital for public and private companies. This included advising, marketing, sourcing, evaluating, and conducting due diligence on new opportunities.

Mr. Landry has been instrumental in assisting in raising/structuring almost $1.5B worth in new capital & deal flow. He has built-out and devised algorithms/trading strategies for top hedge funds, implemented CRMs for emerging tech companies, established sales growth strategies while maintaining regulatory requirements, worked with some of the largest asset management firms in the world such as; Fosun International and CIM, and was the Chief Compliance Officer of a Chinese tech firm where he assisted in their $150 million capital raise, as well as maintaining their compliance with China’s One Belt One Road Initiative. His responsibilities at US Nuclear Corp include marketing, research on new technologies, oversight of day-to-day activities, raising capital, procuring new contracts, and evaluating/structuring new acquisitions for the company.

Mr. Landry is employed pursuant to an Employment “At Will” Agreement (the “Agreement”). Pursuant to the Agreement, Mr. Laundry receives compensation in the amount of $10,000 per month, or $120,000 annually. The Agreement provides that Mr. Laundry is tasked with “assisting in raising capital and acquiring new companies,” among other things. The Agreement is attached hereto as an exhibit. Prior to Mr. Landry joining the Company, he had no relationship or connection to any director, officer, or shareholder, and has no direct or indirect interest in any transaction in which the Company has engaged.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Nuclear, Inc.

By:	/s/ Robert Goldstein
Name: Title:	Robert Goldstein Chief Executive Officer and President

 Dated: May 30, 2019

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